SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     August 19, 2004

POPULAR, INC.

(Exact name of registrant as specified in its charter)

COMMONWEALTH OF PUERTO RICO	NO. 0-13818	NO. 66-0416582

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 MUÑOZ RIVERA AVENUE HATO REY, PUERTO RICO	00918

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (787) 765-9800

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On August 17, 2004, Popular, Inc. (“Popular”) and Kislak Financial Corporation (“Kislak”) announced that they have reached a definitive agreement pursuant to which Popular will acquire the shares of Kislak and its wholly owned subsidiary, Kislak National Bank, a Miami, Florida-based commercial bank. Under the terms of the agreement, Kislak shareholders will receive cash for their shares in the aggregate amount of $158 million. The acquisition, subject to regulatory approval, is expected to close during the first quarter 2005.

Kislak National Bank was established in 1963 and has $998 million in total assets, $708 million in total deposits and $557 million in loans and operates eight (8) full service bank facilities in the metropolitan Miami-Dade, Broward County and Palm Beach counties. Kislak National Bank is one of the nation’s largest lenders to homeowner’s associations.

Item 7. Financial Statements and Exhibits

Exhibit

     99.1 News release dated August 17, 2004, announcing that Popular, Inc. and Kislak Financial Corporation reached a definitive agreement.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR, INC. (Registrant)
Date: August 19, 2004	By:	/s/ Ileana González
		Name:	Ileana González
		Title:	Senior Vice President and Comptroller

Exhibit Index

Exhibit Number	Description
99.1	News release, dated August 17, 2004